                                                                   Exhibit 99.01


[CARDINAL HEALTH LOGO]

7000 Cardinal Place
Dublin,OH 43017
www.cardinal.com                                          FOR IMMEDIATE RELEASE

      CONTACTS:

Media:  Jim Mazzola                     Investors:  Jim Hinrichs
        (614) 757-3690                              (614) 757-7828
        jim.mazzola@cardinal.com                    jim.hinrichs@cardinal.com
        ------------------------                    -------------------------

                 CARDINAL HEALTH ANNOUNCES FIRST QUARTER RESULTS

DUBLIN, OHIO, NOV. 4, 2004 -- Cardinal Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health care industry, today announced revenue for its first quarter rose 16 percent to $17.8 billion, while earnings from continuing operations declined to $217.8 million and diluted earnings per share from continuing operations declined to $0.50.

Excluding special items of $20 million for the quarter ended Sept. 30, net earnings from continuing operations decreased 28 percent to $238 million compared to $332 million in the prior year. Earnings per diluted share from continuing operations before special items declined 26 percent to $0.55 versus $0.74 last year.

The company generated strong cash flow from operations for the quarter of nearly $900 million, including net proceeds of $500 million realized through an accounts receivable securitization. Free cash flow for the quarter was $777 million. (See the attached financial table for a reconciliation of the non-GAAP amounts to their GAAP equivalents.)

"As we anticipated, the first quarter was challenging and our results are clearly below our historic performance and long-term expectations," said Robert
D. Walter, chairman and chief executive officer. "We are taking action in each segment to capitalize on the strategic opportunities that exist today in our business. We are very focused on realizing the value of what we've assembled and achieving the potential we have as an integrated company."

SEGMENT RESULTS

The company attributed earnings declines for the quarter to three primary factors:

     - Declines within the Pharmaceutical Distribution and Provider Services segment in margin earned from pharmaceutical manufacturers due to changes in their sales practices and product price increases that were substantially below the prior year


                                     -more-

CARDINAL HEALTH ANNOUNCES FIRST QUARTER RESULTS
PAGE 2



     - Challenges in other business segments, including a decline in production of certain sterile products within the blow/fill/seal business of the Pharmaceutical Technologies and Services segment

     - Non-recurring items affecting the Medical Products and Services and Clinical Technologies and Services segments of $16.4 million and $20.6 million, respectively

(Tables with specific segment results for the first quarter are attached and available at the Investor Relations page on www.cardinalhealth.com.)

PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES
-------------------------------------------------
Segment revenues increased 16 percent for the quarter to $14.4 billion, while operating earnings declined by 29 percent to $163 million. The operating earnings decline was primarily the result of lower margins from manufacturers that have changed their selling practices, and the lack of manufacturer price increases during the quarter, as compared to prior year levels. The company is addressing the declines by transitioning distribution contracts to provide fee-based compensation, meaning fees will be paid by manufacturers for distribution services on a non-contingent basis as services are provided. This change is expected to improve returns and provide greater stability in future earnings.

Progress was made during the quarter to transition these contracts, the company said. In August, Cardinal Health notified pharmaceutical manufacturers of a change in policy intended to transition existing contracts by the next anniversary date of current agreements or April 1, 2005.

Expense control measures continued to drive efficiency within pharmaceutical distribution, with selling, general and administrative expenses as a percent of revenue declining over the prior year. Inventory levels at regional distribution centers are also expected to decline during the remainder of the year, as Cardinal Health's National Logistics Center is now operational. Based on strong cash flow and these expected inventory declines, the company announced today that it has fully repaid $1.25 billion in outstanding debt and decided not to move forward with a previously announced $500 million credit line that would have provided incremental borrowing capacity.

MEDICAL PRODUCTS AND SERVICES
-----------------------------
During the quarter, the company recorded a $16.4 million charge for remaining latex litigation costs. This litigation, which began during the mid-1990's, is nearing conclusion and the charge is the company's current estimate of costs to resolve all remaining litigation and related matters, net of estimated insurance proceeds. This non-recurring item had the effect of lowering Medical Products and Services operating earnings for the quarter.

Overall, the segment reported solid revenue growth in the quarter -- up 11 percent to $2.4 billion -- led by strong momentum in distribution revenue on health-systems contracts. The effect of the latex charge and margin pressure on manufactured products caused operating earnings to decline 14 percent to $138 million versus $160 million last year. Excluding the latex charge, operating earnings were $154 million, a decline of 4 percent versus the prior year. The profitability of manufactured products was negatively affected


                                     -more-

CARDINAL HEALTH ANNOUNCES FIRST QUARTER RESULTS
PAGE 3


by competitive pricing on a large group purchase organization contract and rising costs of raw materials used in manufacturing.

Strong sales gains, new product introductions, ongoing cost reduction initiatives and continued strength in operations outside the U.S. are expected to contribute to improved earnings during the second half of the fiscal year in this segment. With these improvements, the company expects Medical Products and Services' earnings to return to growth rates that increase faster than revenue.

PHARMACEUTICAL TECHNOLOGIES AND SERVICES
----------------------------------------
Revenue and earnings comparisons within the Pharmaceutical Technologies and Services no longer measure the effect of foreign currency at a constant exchange rate, which negatively affected results for the quarter.

Revenues increased 9 percent during the quarter to $705 million, driven by growth in nuclear pharmacy services, Intercare operations and improvements in the company's Somerset, N.J. development facility. Adjusting for the impact of the constant foreign currency exchange rates, revenues for the first quarter increased 11 percent.

Operating earnings declined 24 percent to $81 million for the first quarter. Excluding the effect of constant foreign currency exchange rates, operating earnings declined 20 percent. Decreased earnings were the result of weakness in certain sterile manufacturing operations and short-term earnings declines in packaging services.

Weakness in sterile manufacturing was the result of a decline in the core blow/fill/seal business and continued regulatory delays in the start up of new operations in Humacao, Puerto Rico. Costs associated with delays in Humacao totaled $5 million for the quarter, but these issues are expected to be resolved by the end of the second quarter.

Partially offsetting earnings decreases in the blow/fill/seal and Humacao operations, the company's Albuquerque, N.M. sterile manufacturing operation continued to see strong demand and improved efficiency during the quarter, which is expected to lead the way for a significant contribution to the second half of 2005. Packaging services and pharmaceutical development are also expected to produce strong earnings growth for the balance of the year based on both the outlook for demand and efficiency initiatives underway.

CLINICAL TECHNOLOGIES AND SERVICES
----------------------------------
Results for this new segment, which include Cardinal Health's Alaris(R) products, Pyxis(R) products and Clinical Services and Consulting organizations, are being reported for the first time this quarter and replace the company's former Automation and Information Services segment. This new segment, which is expected to exceed $2 billion in revenues for the fiscal year, brings together extensive clinical expertise and market-leading products and services to help hospitals improve patient safety and clinical outcomes.

Segment results for the quarter were affected by a one-time purchase-accounting adjustment to reflect the market value of Alaris inventory. This adjustment increased the value of Alaris inventory and effectively lowered first-quarter earnings by $20.6 million. In addition, the company said results for this segment will no longer include interest income

                                     -more-

CARDINAL HEALTH ANNOUNCES FIRST QUARTER RESULTS
PAGE 4

from leases previously sold to a third party. This change negatively affects comparisons to prior results.

Revenues for the segment were $524 million for the quarter and operating earnings reached $46 million, or $67 million excluding the inventory adjustment. Revenues for Alaris products and Clinical Services and Consulting were strong, with solid operating earnings in both businesses excluding the impact of the Alaris inventory adjustment. Revenue and earnings both declined for Pyxis products, which negatively affected overall segment results.

Clinical Technologies and Services results are expected to improve during the year through new Pyxis product introductions, better rationalization of existing product lines and efficiencies resulting from the formation of the segment. Over the long-term, segment growth will be driven by innovative product and service offerings that draw on the vast clinical resources assembled in this organization.

CONFERENCE CALL AND INVESTOR MEETING
Cardinal Health has scheduled a conference call for Fri., Nov. 5 at 10 a.m. Eastern Standard Time to discuss its first quarter results and provide a management update for invited analysts and investment professionals. To access the conference call, management update and the corresponding slide presentation, go to the Investor Relations page at www.cardinalhealth.com. The conference call and management update may also be accessed by calling 706-634-5100, passcode 1995153. An audio replay will be available until 11:30 p.m. on Nov. 9 at 706-645-9291, passcode 1995153. A transcript and audio replay will also be available at www.cardinalhealth.com.

As previously disclosed, Cardinal Health's annual meeting of shareholders is scheduled for Dec. 8 in Dublin, Ohio.

ABOUT CARDINAL HEALTH

CARDINAL HEALTH, INC. (www.cardinalhealth.com) is the leading provider of products and services supporting the health care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals and medical, surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 55,000 people on six continents and produces annual revenues of more than $65 billion. Cardinal Health is ranked No.17 on the current Fortune 500 list and named one of the best U.S. companies by Forbes magazine for 2004.

                                       ###




Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of


                                     -more-

CARDINAL HEALTH ANNOUNCES FIRST QUARTER RESULTS
PAGE 4

acquired businesses, the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings, the impact of previously announced restatements, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.


                                     -more-

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                             FIRST QUARTER
                                                                              ---------------------------------------------
                                                                              September         September
                                                                                 2004              2003            % Change
                                                                              ---------------------------------------------
Revenue                                                                       $17,796.0         $15,388.2             16%
Cost of products sold                                                          16,709.5          14,315.4             17%
                                                                              ----------        ----------

Gross margin                                                                    1,086.5           1,072.8              1%

Selling, general and administrative expenses                                      693.1             547.6             27%

Special items - merger charges                                                     16.9               8.6             N.M.
              - other                                                              15.0               4.6             N.M.
                                                                              ----------        ----------

Operating earnings                                                                361.5             512.0            (29)%

Interest expense and other                                                         41.2              28.0             47%
                                                                              ----------        ----------

Earnings before income taxes, discontinued operations and
       cumulative effect of change in accounting                                  320.3             484.0            (34)%

Provision for income taxes                                                        102.5             160.5            (36)%
                                                                              ----------        ----------

Earnings from continuing operations before cumulative effect of
       change in accounting                                                       217.8             323.5            (33)%

Loss from discontinued operations (net of tax $2.8 and $1.1 for the
       quarters ending September 30, 2004 and 2003, respectively)                  (4.5)             (1.8)            N.M.

Cumulative effect of change in accounting                                             -             (38.5)            N.M.
                                                                              ----------        ----------

Net earnings                                                                  $   213.3         $   283.2             N.M.
                                                                              ==========        ==========



Basic earnings per Common Share:
       Continuing operations                                                  $    0.50         $    0.73            (32)%
       Discontinued operations                                                    (0.01)                -             N.M.
       Cumulative effect of change in accounting                                      -             (0.09)            N.M.
                                                                              ----------        ----------

       Net basic earnings per Common Share                                    $    0.49         $    0.64             N.M.
                                                                              ==========        ==========

Diluted earnings per Common Share:
       Continuing operations                                                  $    0.50         $    0.72            (31)%
       Discontinued operations                                                    (0.01)                -             N.M.
       Cumulative effect of change in accounting                                      -             (0.09)            N.M.
                                                                              ----------        ----------

       Net diluted earnings per Common Share                                  $    0.49         $    0.63             N.M.
                                                                              ==========        ==========

Weighted average number of shares outstanding:
       Basic                                                                      431.7             440.5
       Diluted                                                                    434.7             446.4


---------------------------------------------------------------------------------------------------------------------------

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

                                                             Current Year                   Prior Year
                                                       ------------------------       ------------------------
                                                         Net            Diluted         Net            Diluted
                                                       Earnings           EPS         Earnings           EPS
                                                       ------------------------       ------------------------
Impact of special items - merger charges               $ (10.6)        $  (0.03)       $ (5.4)        $  (0.01)
                        - other                           (9.4)           (0.02)         (3.3)           (0.01)
                                                       -------         --------        ------         --------

Impact of special items                                $ (20.0)        $  (0.05)       $ (8.7)        $  (0.02)
                                                       =======         ========        ======         ========


                                     -more-

                             CARDINAL HEALTH, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS)

                                  (UNAUDITED)


                                                         SEPTEMBER 30,      June 30,       September 30,
                                                             2004             2004             2003
                                                         -------------     -----------     -------------
ASSETS

CURRENT ASSETS

Cash and equivalents                                      $   1,152.4      $   1,096.0      $     992.0
Trade receivables                                             3,368.1          3,432.7          2,996.1
Current portion of investment in sales-type leases              207.3            202.1            196.0
Inventories                                                   8,199.6          7,471.3          8,130.6
Prepaid expenses and other                                      814.7            795.4            732.2
Assets held for sale from discontinued operations                44.9             60.4            163.0
                                                          -----------      -----------      -----------

     Total current assets                                    13,787.0         13,057.9         13,209.9
                                                          -----------      -----------      -----------

Property and equipment - net                                  2,399.9          2,364.0          2,079.9

Investment in sales-type leases                                 585.6            546.0            594.0
Other assets                                                  5,496.6          5,401.2          2,637.7
                                                          -----------      -----------      -----------

TOTAL ASSETS                                              $  22,269.1      $  21,369.1      $  18,521.5
                                                          ===========      ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Notes payable - banks and current portion of
     long-term obligations                                $     362.4      $     860.6      $     217.1
Accounts payable                                              7,687.5          6,432.4          6,157.0
Other accrued liabilities                                     1,887.0          2,021.3          1,589.7
Liabilities from discontinued operations                         55.4             55.1             62.2
                                                          -----------      -----------      -----------

     Total current liabilities                                9,992.3          9,369.4          8,026.0
                                                          -----------      -----------      -----------

Long-term obligations, less current portion                   2,892.6          2,834.7          2,507.0
Deferred taxes and other liabilities                          1,165.2          1,188.7            995.0

Total shareholders' equity                                    8,219.0          7,976.3          6,993.5
                                                          -----------      -----------      -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $  22,269.1      $  21,369.1      $  18,521.5
                                                          ===========      ===========      ===========



                                   -- more --

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)


                                                                             THREE MONTHS ENDED
                                                                         ---------------------------
                                                                                SEPTEMBER 30,
                                                                         ---------------------------
                                                                            2004             2003
                                                                         ----------       ----------
Cash Flows From Operating Activities:
     Earnings from continuing operations before cumulative
         effect of change in accounting                                  $    217.8       $    323.5
     Adjustments to reconcile earnings from continuing operations before cumulative effect of change in accounting
         to net cash from operations:
         Depreciation and amortization                                         92.5             68.7
         Change in operating assets and liabilities, net of
           effects from acquisitions:
           (Increase)/decrease in trade receivables                            79.4           (210.5)
           Increase in inventories                                           (723.0)          (620.5)
           Increase in net investment in sales-type leases                    (44.8)           (60.9)
           Increase in accounts payable                                     1,247.7            866.9
           Other operating items - net                                         23.7            (73.1)
                                                                         ----------       ----------

         Net cash provided by operating activities                            893.3            294.1
                                                                         ----------       ----------


CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of subsidiaries, net of cash acquired                       (264.9)           (15.0)
     Proceeds from sale of property, equipment, and other assets                4.2              2.5
     Additions to property and equipment                                     (107.5)           (77.8)
     Proceeds from sale of discontinued operations                              2.8               --
                                                                         ----------       ----------

         Net cash used in investing activities                               (365.4)           (90.3)
                                                                         ----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net change in commercial paper and short-term debt                      (635.6)            (0.1)
     Net change in long-term obligations                                      147.3             32.4
     Proceeds from issuance of Common Shares                                   29.8             45.3
     Purchase of Treasury Stock                                                  --         (1,000.0)
     Dividends on Common Shares                                               (12.9)           (13.4)
                                                                         ----------       ----------

         Net cash used in financing activities                               (471.4)          (935.8)
                                                                         ----------       ----------

NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS                                56.5           (732.0)

Cash and Equivalents at Beginning of Period                                 1,096.0          1,724.0
                                                                         ----------       ----------

CASH AND EQUIVALENTS AT END OF PERIOD                                    $  1,152.5       $    992.0
                                                                         ==========       ==========



                                   -- more --

-------------------------------------------------------------------------------

        CARDINAL HEALTH, INC. - FIRST QUARTER FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)
-------------------------------------------------------------------------------


   PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES


                                     2005          2004
                                     ----          ----
   . REVENUE
     -------
        - Amount                   $14,402       $12,442
        - Growth Rate                   16%           17%
        - Mix                           80%           80%

   . OPERATING EARNINGS
     ------------------
        - Amount                   $   163       $   231
        - Growth Rate                  (29)%          (3)%
        - Mix                           38%           41%
        - Ratio to Revenue            1.13%         1.86%


-------------------------------------------------------------------------------

            MEDICAL PRODUCTS AND SERVICES

                                     2005          2004
                                     ----          ----
.. REVENUE
  -------
     - Amount                       $2,393        $2,148
     - Growth Rate                      11%           13%
     - Mix                              13%           14%

.. OPERATING EARNINGS
  ------------------
      - Amount                      $  138        $  160
      - Growth Rate                    (14)%          12%
      - Mix                             32%           28%
      - Ratio to Revenue              5.78%         7.47%


-------------------------------------------------------------------------------

             PHARMACEUTICAL TECHNOLOGIES AND SERVICES


                                     2005          2004
                                     ----          ----
   . REVENUE
     -------
        - Amount                    $  705        $  647
        - Growth Rate                    9%           52%
        - Mix                            4%            4%

   . OPERATING EARNINGS
     ------------------
        - Amount                    $   81        $  106
        - Growth Rate                  (24)%          47%
        - Mix                           19%           19%
        - Ratio to Revenue           11.46%        16.44%


-------------------------------------------------------------------------------

               CLINICAL TECHNOLOGIES AND SERVICES


                                     2005          2004
                                     ----          ----
 . REVENUE
   -------
     - Amount                       $  524        $  335
     - Growth Rate                      57%            2%
     - Mix                               3%            2%

 . OPERATING EARNINGS
   ------------------
     - Amount                       $   46        $   68
     - Growth Rate                     (32)%          18%
     - Mix                              11%           12%
     - Ratio to Revenue               8.76%        20.19%


                                    --more--

        CARDINAL HEALTH, INC. - FIRST QUARTER FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)


 TOTAL

                                              2005           2004
                                              ----           ----
   .   REVENUE
          - Amount                           $17,796        $15,388           Excluding Special Items
                                                                           ------------------------------
          - Growth Rate                           16%            18%
                                                                              2005               2004
                                                                              ----               ----
   .   OPERATING EARNINGS
          - Amount                           $   362        $   512           $393               $525
          - Growth Rate                          (29)%           12%           (25)%               10%

   .   RATIO TO REVENUE
          - Gross Margin                        6.10%          6.97%
          - Expenses                            3.89%          3.56%
          - Special Items                       0.18%          0.09%
          - Operating Earnings                  2.03%          3.32%          2.21%              3.41%

   .   NET EARNINGS *
          - Amount                           $   218        $   324           $238               $332
          - Growth Rate                          (33)%           15%           (28)%               12%
          - Ratio to Revenue                    1.22%          2.10%          1.34%              2.16%

   .   PRODUCTIVITY
          - Margin per Expense Dollar        $  1.57        $  1.96

   .   ASSET MANAGEMENT
          - Operating Cash Flow              $   893        $   294
          - Free Cash Flow                   $   777        $   205
          - Return on Invested Capital          4.62%          6.93%          4.99%              7.11%




* THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING.

SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.


                                    --more--

             CARDINAL HEALTH, INC. - FIRST QUARTER FISCAL 2005 AND
                         2004 ASSET MANAGEMENT ANALYSIS
                                  ($ MILLIONS)



                                                           2005          2004
                                                           ----          ----

     .     RECEIVABLE DAYS                                  16.8          17.5

     .     DAYS INVENTORY ON HAND                             39            45

     .     CASH                                           $1,152        $  992

     .     DEBT                                           $3,255        $2,724

     .     EQUITY                                         $8,219        $6,993

     .     NET DEBT/TOTAL CAPITAL                             20%           20%

     .     TANGIBLE NET WORTH                             $3,200        $4,653

     .     RETURN ON EQUITY                                 10.8%         17.6%

               EXCLUDING SPECIAL CHARGES                    11.7%         18.1%

     .     TAX RATE                                         32.0%         33.2%

               EXCLUDING SPECIAL CHARGES                    32.5%         33.2%





SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.


                                    --more--

-------------------------------------------------------------------------------

            CARDINAL HEALTH, INC. - BUSINESS ANALYSIS RECONCILIATION
                                  ($ MILLIONS)
-------------------------------------------------------------------------------

                    FIRST QUARTER FISCAL 2005

                                                            EXCLUDING
                                     GAAP*      SPECIAL      SPECIAL
                                     BASIS       ITEMS        ITEMS
                                     -----      -------     ---------

..  SPECIAL ITEMS
   -------------
      - Merger related costs         $  16       $  16           -
      - Other                        $  15       $  15           -


..  OPERATING EARNINGS
   ------------------
      - Amount                       $ 362       $  31        $ 393
      - Growth rate                    (29)%                    (25)%
      - Ratio to revenue
        (Return on Sales)             2.03%                    2.21%

..  NET EARNINGS**
   --------------
     - Amount                        $ 218       $  20        $ 238
     - Growth rate                     (33)%                    (28)%
     - Ratio to revenue               1.22%                    1.34%
     - Diluted EPS                   $0.50       $0.05        $0.55

..  INCOME TAX PROVISION
   --------------------
      -Income tax provision          $ 102       $  11        $ 113




-------------------------------------------------------------------------------

                          FIRST QUARTER FISCAL 2004

                                                            EXCLUDING
                                     GAAP*      SPECIAL      SPECIAL
                                     BASIS       ITEMS        ITEMS
                                     -----      -------     ---------
..   SPECIAL ITEMS
    -------------
      - Merger related costs         $   9       $   9          -
      - Other                        $   4       $   4          -


..   OPERATING EARNINGS
    ------------------
      - Amount                       $ 512       $  13        $ 525
      - Growth rate                     12%                      10%
      - Ratio to revenue
          (Return on Sales)           3.32%                    3.41%

..   NET EARNINGS**
    --------------
      - Amount                       $ 324       $   8        $ 332
      - Growth rate                     15%                      12%
      - Ratio to revenue              2.10%                    2.16%
      - Diluted EPS                  $0.72       $0.02        $0.74

..   INCOME TAX PROVISION
    --------------------
      - Income tax provision         $ 161       $   5        $ 166

*  GAAP - AMOUNTS THAT CONFORM WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

** THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS AND
   CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING.


DEFINITIONS:

Return on equity (excluding special items) = (Earnings from continuing operations + special items after tax) / average shareholders' equity

Note: Average shareholders' equity used in the return on equity calculation was $8.1 billion and $7.4 billion in the first quarter of fiscal 2005 and 2004, respectively.

EFFECTIVE TAX RATE (EXCLUDING SPECIAL ITEMS) = (Income tax provision + tax effect of special items) / (earnings before income taxes + special items)

GROWTH RATE (EXCLUDING SPECIAL ITEMS) = (Current quarter earnings excluding special items - prior year quarter earnings excluding special items) / prior year quarter earnings excluding special items

RATIO TO REVENUE (EXCLUDING SPECIAL ITEMS) = Current quarter earnings excluding special items / operating revenue

FREE CASH FLOW = Operating cash flow - net property activity - dividends

RETURN ON INVESTED CAPITAL (EXCLUDING SPECIAL ITEMS) = [Operating earnings excluding special items annualized x (1 - effective tax rate, excluding special items)] / average (equity + debt + unrecorded goodwill)

Note: Average unrecorded goodwill used in return on invested capital calculation was $9.7 billion in fiscal 2005 and fiscal 2004.

NET DEBT TO TOTAL CAPITAL = Net debt / (net debt + shareholders' equity)

Note: Net debt = long-term obligations + short-term obligations + notes payable banks - cash


                                       ###

-------------------------------------------------------------------------------
CARDINAL HEALTH, INC. - GAAP / NON-GAAP RECONCILIATION - SEGMENT ANALYSIS
-------------------------------------------------------------------------------
($ Millions)

                                                                       FIRST QUARTER FY 2005
                                             ------------------------------------------------------------------------------
                                                                        Alaris                                   EXCLUDING
                                                                      Inventory                                     NON-
                                               GAAP    Litigation      Purchase        Alaris         PTS        RECURRING
                                             BASIS *    Reserve       Accounting    Acquisition   Acquisitions     ITEMS
---------------------------------------------------------------------------------------------------------------------------
MEDICAL PRODUCTS AND SERVICES:
   - Operating Earnings                       138         16              --             --           --            154
     - Growth Rate                            (14)%                                                                  (4)%

PHARMACEUTICAL TECHNOLOGIES AND SERVICES:
   - Revenues                                 705         --              --             --           --            705
     - Growth Rate                              9%                                                                   11%

   - Revenues                                 705         --              --             --          (58)           647
     - Growth Rate                              9%                                                                    4%

   - Operating Earnings                        81         --              --             --           --             81
     - Growth Rate                            (24)%                                                                 (20)%

   - Operating Earnings                        81         --              --             --          (10)            71
     - Growth Rate                            (24)%                                                                 (28)%

CLINICAL TECHNOLOGIES AND SERVICES:
   - Revenues                                 524         --              --             (150)        --            374
     - Growth Rate                             57%                                                                   13%

   - Operating Earnings                        46         --              21              --          --             67
     - Growth Rate                            (32)%                                                                   6%
---------------------------------------------------------------------------------------------------------------------------

                                                                 FIRST QUARTER FY 2004
                                            ------------------------------------------------------------
                                                                                               EXCLUDING
                                                         Foreign     Interest                     NON-
                                                GAAP     Currency     Income         PTS       RECURRING
                                              BASIS *   Adjustment  Adjustment   Dispositions    ITEMS
--------------------------------------------------------------------------------------------------------
MEDICAL PRODUCTS AND SERVICES:
   - Operating Earnings                         160         --          --                        160
     - Growth Rate

PHARMACEUTICAL TECHNOLOGIES AND SERVICES:
   - Revenues                                   647        (14)         --                        633
     - Growth Rate

   - Revenues                                   647        (14)         --            (13)        620
     - Growth Rate

   - Operating Earnings                         106         (5)         --                        101
     - Growth Rate

   - Operating Earnings                         106         (5)         --             (2)         99
     - Growth Rate

CLINICAL TECHNOLOGIES AND SERVICES:
   - Revenues                                   335         --          (5)                       330
     - Growth Rate

   - Operating Earnings                          68         --          (5)                        63
     - Growth Rate
--------------------------------------------------------------------------------------------------------

  * GAAP - Amounts that conform with generally accepted accounting principles.


                                      ###